Exhibit 99.1

Aethlon Medical Announces Fiscal Year Financial Results and Provides Corporate Update

SAN DIEGO, CA, June 25, 2020 -- Aethlon Medical, Inc. (Nasdaq: AEMD), a medical device technology company focused on developing products to diagnose and treat life and organ threatening diseases, today reported financial results for its fiscal year ended March 31, 2020 and provided an update on recent developments.

Company Updates

Aethlon Medical, Inc. (Company or Aethlon) is continuing the development of its proprietary Hemopurifier®, which is a first in class therapeutic device designed for the single use depletion of cancer-promoting exosomes and circulating viruses. The Hemopurifier has previously been designated a Breakthrough Device by the FDA for the treatment of glycosylated viruses, including Ebola and other hemorrhagic fever viruses, and in late 2018 was additionally designated as a Breakthrough Device “…for the treatment of individuals with advanced or metastatic cancer who are either unresponsive to or intolerant of standard of care therapy, and with cancer types in which exosomes have been shown to participate in the development or severity of the disease….”.

Aethlon is currently preparing for the initiation of clinical trials in patients with advanced and metastatic cancers. The Company is initially focused on the treatment of solid tumors, including head and neck cancer, gastrointestinal cancers and other cancers. Under an Investigational Device Exemption (IDE) application approved by FDA in October 2019 the Company is initiating an Early Feasibility Study (EFS – the device equivalent of a phase 1 study) in patients with advanced and/or metastatic head and neck cancer at the UPMC Hillman Cancer Center in Pittsburgh, PA. The EFS will enroll 10-12 subjects and will investigate the combination of the Hemopurifier with standard of care pembrolizumab (Keytruda®) in the front line setting.

On June 17, 2020, the FDA approved a supplement to the Company’s existing IDE for the use of the Hemopurifier in life threatening viral infections, to allow for the treatment of patients with SARS-CoV-2/COVID-19 infection. This will allow for up to 40 of these patients to be treated under a New Feasibility Study protocol at up to 20 clinical sites in the U.S.

In other news, the Company announced that Thomas L. Taccini has joined the Aethlon management team as Vice President, Manufacturing and Product Development. Mr. Taccini has over 35 years of experience in leading teams in engineering, product development, project management, quality systems and regulatory affairs for multiple different classes of medical devices.

Financial Results for the Fiscal Year Ended March 31, 2020

The Company recorded government contract revenue of $650,187 in the fiscal year ended March 31, 2020.  This revenue resulted from work performed under the Company’s Phase 2 Melanoma Cancer Contract with the National Institutes of Health, or NIH. The Company recorded government contract revenue of $229,625 in the fiscal year ended March 31, 2019.

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Operating expenses for the fiscal year ended March 31, 2020 were approximately $6.58 million, compared to $6.23 million for the fiscal year ended March 31, 2019. This increase of approximately $350,000, or 6%, in the fiscal year ended March 31, 2020 was due to increases in professional fees of $537,000 and in general and administrative expense of $595,000, which were partially offset by a decrease of $781,000 in payroll and related expenses.

The $537,000 increase in our professional fees in the fiscal year ended March 21, 2020 was primarily due to a $694,000 increase in our legal fees and a $111,000 increase in our accounting fees, which were partially offset by decreases of $245,000 in consulting fees. The increase in legal and accounting fees related to increased activity in our registration statement filings and in intellectual property actions, among other matters.

The $595,000 increase in general and administrative expenses in the fiscal year ended March 21, 2020 was primarily due to the combination of a $316,000 increase in our clinical trial expenses, a $198,000 increase in subcontracting and other costs related to our government contracts, and an increase of $87,000 in laboratory supplies.

The $781,000 decrease in payroll and related expenses in the fiscal year ended March 21, 2020 was due to a combination of a decrease in our stock-based compensation of $475,000 and a decrease of $306,000 in cash-based compensation, primarily due to the termination of consulting and severance payments to our former chief executive officer and former president.

Other expense in the fiscal year ended March 21, 2020 consisted of a non-cash loss on debt extinguishment, interest expense and a gain on share for warrant exchanges, and in the fiscal year ended March 21, 2019, consisted of interest expense only. Other expense for the fiscal year ended March 21, 2020 was approximately $450,000, compared to other expense of approximately $220,000 for the fiscal year ended March 21, 2019.

As a result of the changes in revenues and expenses noted above, our net loss before noncontrolling interests increased to approximately $6,380,000 for the fiscal year ended March 31, 2020, from $6,220,000 for the fiscal year ended March 31, 2019.

At March 31, 2020, we had a cash balance of approximately $9.6 million.

In June 2020, we raised additional cash through the sale of 2,685,600 shares of common stock under our ATM facility at an average price of $2.70 per share of net proceeds. The aggregate net proceeds to us were approximately $7.3 million.

The unaudited condensed consolidated balance sheet for March 31, 2020 and the unaudited condensed consolidated statements of operations for the fiscal years ended March 31, 2020 and 2019 follow at the end of this release.

Conference Call

The Company will hold a conference call today, Thursday, June 25, 2020 at 4:30 p.m. Eastern Time to review financial results and recent corporate developments. Following management's formal remarks, there will be a question and answer session.

Interested parties can register for the conference by navigating to http://dpregister.com/10145174.

Please note that registered participants will receive their dial in number upon registration.

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Interested parties without internet access or unable to pre-register may dial in by calling:

PARTICIPANT DIAL IN (TOLL FREE):	1-844-836-8741
PARTICIPANT INTERNATIONAL DIAL IN:	1-412-317-5442

All callers should ask for the Aethlon Medical, Inc. conference call.

A replay of the call will be available approximately one hour after the end of the call through July 2, 2020. The replay can be accessed via Aethlon Medical’s website or by dialing 1-877-344-7529 (domestic) or 1-412-317-0088 (international) or Canada Toll Free at 1-855-669-9658. The replay conference ID number is 10145174.

About Aethlon and the Hemopurifier®

Aethlon is focused on addressing unmet needs in global health. The Aethlon Hemopurifier is a clinical- stage immunotherapeutic device designed to combat cancer and life-threatening viral infections. In cancer, the Hemopurifier is designed to deplete the presence of circulating tumor-derived exosomes that promote immune suppression.

These tumor derived exosomes also seed the spread of metastases and inhibit the benefit of leading cancer therapies. The Hemopurifier® is an FDA designated "Breakthrough Device" related to the treatment of individuals with advanced or metastatic cancer who are either unresponsive to or intolerant of standard of care therapy, and with cancer types in which exosomes have been shown to participate in the development or severity of the disease cancer. The Hemopurifier also holds a Breakthrough Device designation related to life-threatening viruses that are not addressed with approved therapies.

Aethlon also owns 80% of Exosome Sciences, Inc., which is focused on the discovery of exosomal biomarkers to diagnose and monitor cancer and neurological disease progression. Additional information can be found online at www.AethlonMedical.com and www.ExosomeSciences.com.

Forward Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 that involve risks and uncertainties. Statements containing words such as "may," "believe," "anticipate," "expect," "intend," "plan," "project," "will," "projections," "estimate," "potentially" or similar expressions constitute forward-looking statements. Such forward-looking statements are subject to significant risks and uncertainties and actual results may differ materially from the results anticipated in the forward-looking statements. These forward-looking statements are based upon Aethlon’s current expectations and involve assumptions that may never materialize or may prove to be incorrect. Factors that may contribute to such differences include, without limitation, the Company’s ability to enroll patients in and successfully complete trials in the Early Feasibility Studies in head and neck cancer and in COVID-19 patients, the Company’s ability to successfully complete development of its Hemopurifier, and other potential risks. The foregoing list of risks and uncertainties is illustrative, but is not exhaustive. Additional factors that could cause results to differ materially from those anticipated in forward-looking statements can be found under the caption "Risk Factors" in the Company's Annual Report on Form 10-K for the year ended March 31, 2019, and in the Company's other filings with the Securities and Exchange Commission, including its quarterly Reports on Form 10-Q. All forward-looking statements contained in this press release speak only as of the date on which they were made. Except as may be required by law, the Company does not intend, nor does it undertake any duty, to update this information to reflect future events or circumstances.

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Company Contact:

Jim Frakes, CFO

jfrakes@aethlonmedical.com

858-459-7800 extension 3300

Media Contact:

Tony Russo, Ph.D.

Russo Partners, LLC

tony.russo@russopartnersllc.com

212-845-4251

Investor Contact:

Susan Noonan

S.A. Noonan Communications, LLC

susan@sanoonan.com

212-966-3650

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